Exhibit 99.1

Press Release

Contacts:

Investor Relations

investorrelations@rowan.com

+1 713 621 7800

FOR IMMEDIATE RELEASE

July 31, 2018

ARO Drilling Awarded Six Three-Year Drilling Contracts from Saudi Aramco for Rowan Jack-ups

HOUSTON, TEXAS -- Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) announced today that ARO Drilling was awarded six three-year contracts by Saudi Aramco for Rowan jack-up rigs currently operating in Saudi Arabia. These new contracts will commence upon completion of the rigs’ existing contracts later this year.

Tom Burke, President and Chief Executive Officer, commented, "Our partnership with Saudi Aramco in ARO Drilling and our operational track record in the Middle East have paved the way for this award of eighteen years of jack-up backlog. We believe these six three-year contract awards, and the five three-year contracts awarded earlier this year, continue to demonstrate the value ARO Drilling will create over the coming years."

The Rowan Middletown, Charles Rowan, and Arch Rowan are expected to be leased to ARO Drilling in September, and the Rowan Mississippi is expected to be leased to ARO Drilling in December to fulfill these new drilling contracts. The Scooter Yeargain and Hank Boswell, which as previously announced will be sold to ARO Drilling in October, will immediately commence their new drilling contracts upon the rig ownership transfer to the joint venture.

Rowan is a global provider of contract drilling services with a fleet of 27 mobile offshore drilling units, composed of 23 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, and Trinidad. Additionally, the Company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling, that owns a fleet of five self-elevating jack-up rigs that operate in the Arabian Gulf. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the terms and conditions of the contracts between ARO Drilling and Saudi Aramco, the contribution of any jack-up rigs by Rowan into ARO Drilling or the lease of any jack-up rigs by Rowan into ARO Drilling. These forward-looking statements are based on our current expectations and are subject to numerous risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices and the impact of the economic climate; changes in the offshore drilling market, including fluctuations in supply and demand; variable levels of drilling activity and expenditures in the energy industry; changes in day rates; ability to secure future drilling contracts; cancellation, early termination or renegotiation by our customers of drilling contracts; customer credit and risk of customer bankruptcy; risks associated with fixed cost drilling operations; unplanned downtime; risks related to our joint venture with Saudi Aramco, including the timing and amount of future distributions from the joint venture or contributions to the joint venture; cost overruns or delays in transportation of drilling units; cost overruns or delays in maintenance, repairs, or other rig projects; operating hazards and equipment failure; risks of collision and damage; casualty losses and limitations on insurance coverage; weather conditions in the Company's operating areas; increasing costs of compliance with regulations; changes in tax laws and interpretations by taxing authorities; hostilities, terrorism, and piracy; impairments; cyber incidents; the outcomes of disputes, including tax disputes and legal proceedings; and other risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.